Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB for the period ended September 30, 2002 (the “Report”) of Newtek Capital, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies that to the best of my knowledge:

the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ Barry Sloane
Barry Sloane, Chief Executive Officer

/s/ Brian A. Wasserman
Brian A. Wasserman, Chief Financial Officer

November 14, 2002
 (Date)